Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS FIRST QUARTER RESULTS

Revenues Increase 30% on Strong Growth of
Independent Brokerage and Capital Markets Businesses

Client Assets Exceed $22 Billion

________________________________________________________________________

MIAMI, FL, May 5, 2011 — Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) today announced financial results for the quarter ended March 31, 2011.

First quarter 2011 revenues were $57.2 million, a 30% increase from revenues of $44.0 million in the first quarter of 2010. Net income for the first quarter was $409,000, or $0.00 per diluted share, an improvement from a net loss of $4.4 million, or ($0.03) per diluted share, in the comparable 2010 period. EBITDA, as adjusted, for the three months ended March 31, 2011 was $3.4 million, compared to a loss of $102,000 for the 2010 period. The first quarter 2011 results included $1.9 million of non-cash charges for depreciation, amortization and compensation expense, while the first quarter 2010 results included $2.8 million of non-cash charges for depreciation, amortization and compensation expense.

The following table presents a reconciliation of EBITDA, as adjusted, to net income (loss) as reported.

	Three months ended
	March 31,
	2011	2010
(in thousands)	(unaudited)

Total revenues	$57,202	$43,971
Total expenses	56,447	48,135
Pre-tax income (loss)	755	(4,164)
Net income (loss)	409	(4,403)

EBITDA, as adjusted	$3,418	$(102)
Add:
Interest income	15	(31)
Less:
Interest expense	(828)	(956)
Income tax expense	(346)	(239)
Depreciation and amortization	(893)	(1,016)
Non-cash compensation	(957)	(1,760)
Clearing conversion expense	—	(299)

Net income (loss)	$409	$(4,403)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense and clearing conversion expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as expenses related to Investacorp’s conversion to a single clearing firm as part of a new seven-year clearing agreement, or do not involve a cash outlay, such as stock-related compensation. The presentation of EBITDA, as adjusted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation, which is expected to remain a key element in its long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Continued growth in both Ladenburg’s capital markets and independent brokerage and advisory services businesses led to a 30% increase in revenue over the prior-year period and a return to profitability for the firm. Client assets now exceed $22 billion as a result of improving market conditions and recruiting efforts at Triad and Investacorp, which together have over 1,000 financial advisors.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “Ladenburg’s results demonstrate that the strategy of building a diversified financial services firm with two complementary businesses is working powerfully. We’re pleased with the firm’s positive momentum, having generated revenues of $207.8 million and EBITDA, as adjusted, of $6.2 million for the 12 month period ended March 31, 2011. To date in 2011, Ladenburg participated in 28 underwritten offerings that raised approximately $4.3 billion, and placed one registered direct and two PIPE offerings that raised approximately $41 million. We believe that the firm is well positioned for continued growth in 2011 as market conditions continue to improve.”

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 450 independent financial advisors nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 600 independent financial advisors nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, New York with regional offices in Miami and Boca Raton, Florida; Melville, New York; and Princeton, New Jersey.  For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and profitability, statements regarding future growth, statements regarding growth of the independent brokerage and advisory area and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Revenues:
Commissions	$29,197	$26,049
Advisory fees	15,758	10,990
Investment banking	10,649	4,586
Principal transactions	(424)	291
Interest and dividends	157	126
Other income	1,865	1,929

Total revenues	57,202	43,971

Expenses:
Commissions and fees	33,872	26,926
Compensation and benefits	14,143	11,339
Non-cash compensation	957	1,760
Brokerage, communication and clearance fees	1,749	1,584
Rent and occupancy, net of sublease revenue	822	774
Professional services	1,031	1,112
Interest	828	956
Depreciation and amortization	893	1,016
Other	2,152	2,668

Total expenses	56,447	48,135

Income (loss) before income taxes	755	(4,164)
Income tax expense	346	239

Net income (loss)	$409	$(4,403)

Net income (loss) per common share (basic and diluted)	$0.00	$(0.03)

Weighted average common shares used in computation of per share data:
Basic	183,366,512	167,893,655

Diluted	186,327,158	167,893,655